Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-181772 of Cass Information Systems, Inc. on Form S-8 of our report dated June 15, 2016, relating to the financial statements and supplemental schedule of the Cass Information Systems, Inc. 401(k) Plan, appearing in this Annual Report on Form 11-K of the Cass Information Systems, Inc. 401(k) Plan for the year ended December 31, 2015.

St. Louis, Missouri

June 15, 2016